UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4108550
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

9550 West Higgins Road
Rosemont, Illinois	60018
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Perpetual Non-Cumulative Preferred Stock, Series A	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:   333-171634

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                                 Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the shares of Perpetual Non-Cumulative Preferred Stock, Series A, par value $0.01 per share, of Taylor Capital Group, Inc. (the “Company”).  The description of the Preferred Stock set forth under the section “Description of the Preferred Stock” in the prospectus supplement dated November 15, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the shelf registration statement on Form S-3 (No. 333-171634) of the Company, as filed with the Commission on January 10, 2011 and declared effective by the Commission on January 26, 2011, are incorporated herein by reference.

Item 2.                                 Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Certificate of Incorporation of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed June 6, 2012).

3.2	Fourth Amended and Restated Bylaws of Taylor Capital Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed June 6, 2012).

4.1

Form of certificate representing Taylor Capital Group, Inc. common stock (incorporated by reference to Exhibit 4.3 of the Company’s Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).

4.2

Form of Indenture between Taylor Capital Group, Inc. and LaSalle Bank National Association, as trustee (incorporated by reference to Exhibit 4.4 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.3

Form of Junior Subordinated Debenture due 2032 (incorporated by reference to Exhibit 4.5 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.4

Certificate of Trust of TAYC Capital Trust I (incorporated by reference to Exhibit 4.6 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.5	Trust Agreement of TAYC Capital Trust I (incorporated by reference to Exhibit 4.7 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.6

Form of Amended and Restated Trust Agreement of TAYC Capital Trust I (incorporated by reference to Exhibit 4.8 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.7	Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.9 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002

(Registration No. 333-89158)).

4.8

Form of Agreement as to Expenses and Liabilities by and between Taylor Capital Group, Inc. and TAYC Capital Trust I (incorporated by reference to Exhibit 4.10 of the Company’s Amended Registration Statement on Form S-1/A filed September 16, 2002 (Registration No. 333-89158)).

4.9

Form of certificate representing TAYC Capital Trust I Trust Preferred Security (incorporated by reference to Exhibit 4.11 of the Company’s Amended Registration Statement on Form S-1/A filed October 1, 2002 (Registration No. 333-89158)).

4.10

Certificate of Designations of Taylor Capital Group, Inc. with respect to the Perpetual Non-Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed November 20, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAYLOR CAPITAL GROUP, INC.

November 29, 2012	By:	/s/ Brian T. Black
Brian T. Black
General Counsel and Corporate Secretary